EXHIBIT 1

                                    AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on
Schedule 13D relating to the Common Stock, par value $0.001 per share, of Incyte Corporation, and such other amendments as may be filed by them hereafter, are being filed with the Securities and Exchange Commission on behalf of each of them.

September 29, 2003

                                       By: /s/ Andrew H. Tisch
                                           -------------------------------------
                                            Andrew H. Tisch

                                       By: /s/ Daniel R. Tisch
                                           -------------------------------------
                                            Daniel R. Tisch

                                       By: /s/ James S. Tisch
                                           -------------------------------------
                                            James S. Tisch

                                       By: /s/ Thomas J. Tisch
                                           -------------------------------------
                                            Thomas J. Tisch

                                       By: /s/ Bonnie J. Tisch
                                           -------------------------------------
                                            Bonnie J. Tisch

                                       By: /s/ Julian C. Baker
                                           -------------------------------------
                                            Julian C. Baker

                                       By: /s/ Felix J. Baker
                                           -------------------------------------
                                            Felix J. Baker


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